UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

3266 W. Galveston Drive
Apache Junction, Arizona 85120
 (Address of principal executive offices) (zip code)

(480) 288-6530
(Registrant's telephone number, including area code)

___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

 On July 26, 2011, Silver Horn Mining Ltd. (“the Company”) issued a press release clarifying its press releases issued June 30, 2011 and July 11, 2011.  The press release clarified the June 30, 2011 press release to explain that the Company acquired the 76 Mine on April 26, 2011 in connection with its April 26, 2011 purchase of 36 unpatented lode mining claims, as previously disclosed in its April 29, 2011 press release. The press release also clarified the July 11, 2011 press release to explain that the Company did not acquire the Tip Top Mine but instead entered into a letter of intent on April 26, 2011 with the owner of the Tip Top Mine for the purchase of the property pending satisfactory completion of a six month due diligence review period.  The press release further explained that the Company has the exclusive option to purchase the Tip Top Mine upon the completion of the due diligence period.    This description of the press release is qualified in its entirety by the full text of the press release, which is attached hereto as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER HORN MINING LTD.

Dated: July 26, 2011	By:	/s/ Daniel Bleak
Daniel Bleak Chief Executive Officer